UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor	10022
New York, New York	(Zip Code)
(Address of principal executive offices)

(212) 257 5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Oaks Re-REMIC Trust 2016-FRR7C

Five Oaks Investment Corp. (the “Company”) and Oaks Funding II LLC, a direct wholly owned subsidiary of the Company (the “FRR7C Depositor”), have entered into a Security Sale Agreement, dated April 25, 2016 (the “Security Sale Agreement”), pursuant to which the FRR7C Depositor has acquired from the Company certain multifamily mortgage certificate-backed certificates issued by BAMLL Re-REMIC Trust 2014-FRR7 with a certificate principal balance of approximately $32.1 million (the “FRR7 Security”). The FRR7C Depositor sold the FRR7 Security to Oaks Re-REMIC Trust 2016-FRR7C (the “FRR7C Trust”) pursuant to that certain Trust Agreement, dated April 25, 2016 (the “FRR7C Trust Agreement”), between the FRR7C Depositor and U.S. Bank National Association, as trustee.

The FRR7C Trust issued certificates backed by the FRR7C Security to the FRR7C Depositor (the “FRR7C Certificates”).  The FRR7C Depositor sold the FRR7C Certificates privately pursuant to a certificate purchase agreement.

Oaks Holding I LLC (“Oaks Holding I”), a direct wholly owned subsidiary of the Company, purchased all of the Class B Certificates issued by the FRR7C Trust (the “FRR7C Class B Certificates”).  Oaks Holding I is not obligated to hold any of the FRR7C Class B Certificates and may sell the FRR7C Class B Certificates at any time.

The foregoing descriptions of the Security Sale Agreement and the FRR7C Trust Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The agreements have been filed with this Current Report on Form 8-K as follows:

	Agreement	Exhibit
1.	Security Sale Agreement	10.1
2.	FRR7C Trust Agreement	10.2

BAMLL Re-REMIC Trust 2016-FRR14

In addition, the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), have entered into a Mortgage Security Purchase and Sale Agreement, dated April 21, 2016, pursuant to which MLPFS has acquired from the Company certain multifamily mortgage-backed securities issued by FREMF 2011-K13 Mortgage Trust with a certificate principal balance of approximately $79.7 million with respect to those certain Class C Certificates (the “K13 Class C Security”) and a certificate notional amount of approximately $922.0 million with respect to those certain Class X2 Certificates (together with the K13 Class C Security, the “K13 Securities”).  MLPFS then sold the K13 Securities to Banc of America Merrill Lynch Large Loan, Inc. (the “FRR14 Depositor”), who then sold the K13 Securities to BAMLL Re-REMIC Trust 2016-FRR14 (the “FRR14 Trust”) pursuant to that certain Trust Agreement, dated April 21, 2016, between the FRR14 Depositor and U.S. Bank National Association, as trustee.

The FRR14 Trust issued certificates backed by the K13 Securities to the FRR14 Depositor (the “FRR14 Certificates”).  The FRR14 Depositor sold the FRR14 Certificates pursuant to a certificate purchase agreement, and the Certificates were then sold to investors in a Rule 144A offering under the Securities Act of 1933 pursuant to an offering circular, dated April 13, 2016.

Oaks Holding I purchased all of the Class D Certificates issued by the FRR14 Trust (the “FRR14 Class D Certificates”).  Oaks Holding I is not obligated to hold any of the FRR14 Class D Certificates and may sell the FRR14 Class D Certificates at any time.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

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Exhibit No.	Description

10.1	Security Sale Agreement, dated as of April 25, 2016, between Five Oaks Investment Corp. and Oaks Funding II LLC.

10.2	Trust Agreement, dated as of April 25, 2016, between Oaks Funding II LLC and U.S. Bank National Association, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2016	Five Oaks Investment Corp.

	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Security Sale Agreement, dated as of April 25, 2016, between Five Oaks Investment Corp. and Oaks Funding II LLC.

10.2	Trust Agreement, dated as of April 25, 2016, between Oaks Funding II LLC and U.S. Bank National Association, as trustee.

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